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                                                                     Exhibit 4.4



                              CONNETICS CORPORATION

                      2002 NON-OFFICER EMPLOYEE STOCK PLAN
                           (ADOPTED DECEMBER 13, 2001)


        1. PURPOSES OF THE PLAN. The purposes of this 2002 Non-Officer Employee Stock Plan ("PLAN") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of Connetics and its Subsidiaries and to promote the success of Connetics' business. Options granted under the Plan may be Nonstatutory Stock Options, as determined by the Administrator at the time of grant and reflected in the terms of the written option agreement. Stock purchase rights may also be granted under the Plan.

        2. DEFINITIONS. As used in this Plan, the following definitions shall apply:

           (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

           (b) "Board" means the Board of Directors of Connetics.

           (c) "Code" means the Internal Revenue Code of 1986, as amended.

           (d) "Committee" means the Committee appointed by the Board of Directors in accordance with SECTION 4(a) of the Plan below, if one is appointed.

           (e) "Common Stock" means the Common Stock of Connetics.

           (f) "Company" or "Connetics" means Connetics Corporation, a Delaware corporation.

           (g) "Consultant" means any person, including an advisor, who is engaged by Connetics or any Parent or Subsidiary to render services and is compensated for such services, and any director of Connetics, whether compensated for such services or not.

           (h) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time, or in the case of transfers between locations of Connetics or between Connetics, its Subsidiaries or its successor. For purposes of this Plan, a change in status from an




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        Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

           (i) "Director" means a member of the Board.

           (j) "Employee" means any person, excluding Named Executives, Officers and Directors, employed by Connetics or any Parent or Subsidiary of Connetics.

           (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (or the closing bid, if no sales were reported on that day) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock or;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

           (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable written option agreement.

           (n) "Named Executive" means any individual who, on the last day of Connetics' fiscal year, is the chief executive officer of Connetics (or is acting in such capacity) or among the four highest compensated officers of Connetics (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

           (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

           (p) "Officer" means a person who is an officer of Connetics within the meaning of




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        Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (q) "Option" means a stock option granted pursuant to the Plan.

           (r) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

           (s) "Optionee" means an Employee or Consultant who receives an Option or Stock Purchase Right.

           (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (u) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under SECTION 11 below.

           (v) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, as any successor provision.

           (w) "Share" means a share of the Common Stock, as adjusted in accordance with SECTION 13 below.

           (x) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 below.

           (y) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

           (z) "Plan" means this 2002 Non-Officer Employee Stock Plan.

        3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of SECTION 13, the maximum aggregate number of shares which may be optioned and sold under the Plan is 500,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, Shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

        4. ADMINISTRATION OF THE PLAN.

           (a) Composition of the Administrator.

               (i) Administration of the Plan. With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither Directors nor Officers of Connetics, the Plan shall be administered by (A) the Board or (B) a




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           committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of the applicable securities laws and the Code (collectively the "Applicable Laws").

               (ii) General. If a Committee has been appointed pursuant to subsection (i) of this SECTION 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

           (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with SECTION 2(l) of the Plan;

               (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted under this Plan;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted under this Plan;

               (iv) to determine the number of shares of Common Stock to be covered by each such award granted under this Plan;

               (v) to approve forms of agreement for use under the Plan;

               (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under this Plan;

               (vii) to determine whether and under what circumstances an Option may be settled in cash under SUBSECTION 10(f) instead of Common Stock;

               (viii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

               (ix) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock




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           Purchase Rights.

           (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options or Stock Purchase Rights.

        5. ELIGIBILITY.

           (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights.

           (b) Each Option shall be designated in the written option agreement as a Nonstatutory Stock Option.

           (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with Connetics, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

        6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under SECTION 17 of the Plan.

        7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of Connetics or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to Options or Stock Purchase Rights granted to any one Employee under this Plan for any fiscal year of Connetics shall be 150,000 shares.

        9. OPTION EXERCISE PRICE AND CONSIDERATION.

           (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall in any event be no less than 100% of the Fair Market Value per Share on the date of grant.

           (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of




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               (1) cash,

               (2) check,

               (3) promissory note,

               (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from Connetics, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised,

               (5) authorization from Connetics to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised,

               (6) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to Connetics of the sale or loan proceeds required to pay the exercise price,

               (7) any combination of the foregoing methods of payment, or

               (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit Connetics.

        10. EXERCISE OF OPTION.

            (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted under this Plan shall be exercisable at such times and under such conditions as the Administrator determines, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to Connetics in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by Connetics. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under SECTION 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly




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        authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. Connetics shall issue (or cause to be issued) such stock certificate as promptly as practicable upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in SECTION 14 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days (or such other period of time not exceeding six (6) months as is determined by the Administrator) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified in this Plan, the Option shall terminate.

            (c) Disability of Optionee.

                (i) Notwithstanding the provisions of SECTION 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified in this Plan, the Option shall terminate.

                (ii) In the event of termination of an Optionee's Continuous
            Status as an Employee or Consultant as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee




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            does not exercise such Option to the extent so entitled within six months (6) from the date of termination, the Option shall terminate.

            (d) Death of Optionee. In the event of the death of an Optionee during the term of the Option who is at the time of death an Employee or Consultant of Connetics, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified in this Plan, the Option shall terminate.

            (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

        11. NON-TRANSFERABILITY OF OPTIONS. Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

        12. STOCK PURCHASE RIGHTS.

            (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer or, in the case of a stockholder owning ten percent (10%) or more of the Company's outstanding stock or a person who is a Named Executive, 100% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to in this Plan as "Restricted Stock."




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            (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant Connetics a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with Connetics for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to Connetics. The repurchase option shall lapse at such rate as the Board or Committee may determine.

            (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

            (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of Connetics. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in SECTION 15 of the Plan.

        13. WITHHOLDING TAXES. As a condition to the exercise of Options or the purchase of Restricted Stock pursuant to awards granted under this Plan, the Optionee or purchaser shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such award. Connetics shall not be required to issue any Shares under the Plan until such obligations are satisfied.

        14. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the Administrator's discretion, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay Connetics an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have Connetics withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE"). All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

            (a) the election must be made on or prior to the applicable Tax
        Date;

            (b) once made, the election shall be irrevocable as to the particular Shares of




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        the Option or Stock Purchase Right as to which the election is made; and

            (c) all elections shall be subject to the consent or disapproval of the Administrator.

        In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to Connetics the proper number of Shares on the Tax Date.

        15. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTION.

            (a) Changes in Capitalization. Subject to any required action by the stockholders of Connetics, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by Connetics; provided, however, that conversion of any convertible securities of Connetics shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Plan, no issuance by Connetics of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

            (b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation or any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the




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        Optionee shall have the right to exercise the Option as to all of the
        Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

        16. TIME OF GRANTING OPTIONS AND STOCK PURCHASE RIGHTS. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator; provided however that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee's employment relationship with Connetics. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

        17. AMENDMENT AND TERMINATION OF THE PLAN.

            (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided, however, that the following revisions or amendments shall require approval of the stockholders of Connetics:

                (i) any change in the designation of the class of persons
            eligible to be granted Options;

                (ii) any change in the limitation on grants to employees as described in SECTION 8 of the Plan or other changes which would require stockholder approval to qualify options granted under this Plan as performance-based compensation under Section 162(m) of the Code; or

                (iii) any revision or amendment requiring stockholder approval in order to preserve the qualification of the Plan under Rule 16b-3.

            (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and Connetics.

        18. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange




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upon which the Shares may then be listed, and shall be further subject to the approval of counsel for Connetics with respect to such compliance. As a condition to the exercise of an Option or Stock Purchase Right, Connetics may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for Connetics, such a representation is required by any of the aforementioned relevant provisions of law.

        19. RESERVATION OF SHARES. Connetics, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of Connetics to obtain authority from any regulatory body having jurisdiction, which authority is deemed by Connetics' counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve Connetics of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        20. AGREEMENTS. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

        21. INFORMATION TO OPTIONEES AND PURCHASERS. Connetics shall provide financial statements at least annually to each Optionee and to each individual who acquired Shares Pursuant to the Plan, during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such individual owns such Shares. Connetics shall not be required to provide such information if the issuance of Options or Stock Purchase Rights under the Plan is limited to key employees whose duties in connection with Connetics assure their access to equivalent information.


                                     * * * *

                              CONNETICS CORPORATION
                      2002 NON-OFFICER EMPLOYEE STOCK PLAN

                          NOTICE OF STOCK OPTION GRANT


You (the "Optionee") have been granted an option (the "Option") to purchase Common Stock of Connetics Corporation ("Connetics") as follows:

        OPTIONEE'S NAME:                   [first name] [middle] [last name]

        DATE OF GRANT:                     [grant date]

        GRANT NUMBER:                      [grant number]

        EXERCISE PRICE PER SHARE:          [option price]

        TOTAL NUMBER OF SHARES GRANTED:    [shares]

        TOTAL PRICE OF SHARES GRANTED:     [total price]

        TYPE OF OPTION:                    Nonstatutory Stock Option

        TERM/EXPIRATION DATE:              [expire date]

        VESTING COMMENCEMENT DATE:         [vest date]

        VESTING SCHEDULE:                  [ ] 1/8th of the Total Number of
                                           Shares Granted shall vest on the
                                           Vesting Commencement Date (initial
                                           grant).

                                           OR

                                           [ ] 1/4th of the Total Number of
                                           Shares Granted shall vest on the
                                           Vesting Commencement Date (ongoing
                                           grant).

                                           Thereafter, while Optionee remains an
                                           employee of or consultant to
                                           Connetics, 1/48th of the Total Number
                                           of Shares Granted shall vest on each
                                           monthly anniversary of the Vesting
                                           Commencement Date, until the Total
                                           Number of Shares Granted is fully
                                           vested.

        TERMINATION PERIOD:                This Option (to the extent vested and
                                           not previously exercised) may be
                                           exercised for three months (3 months)
                                           after termination of employment or
                                           consulting relationship except as
                                           provided in Sections 4, 6, and 7 of
                                           the Stock Option Agreement (but in no
                                           event later than the Expiration
                                           Date).

By your signature and the signature of Connetics' representative on the Stock Option Agreement, you and Connetics agree that this option is granted under and governed by the terms and conditions of the 2002 Non-Officer Employee Stock Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

Please contact Connetics' stock option administrator with any questions you may have about this Option grant.



-------------------------------------
Thomas G. Wiggans
President & Chief Executive Officer


                                     * * * *

                              CONNETICS CORPORATION
                      2002 NON-OFFICER EMPLOYEE STOCK PLAN
                             STOCK OPTION AGREEMENT


                      OPTIONEE:        [first name] [middle] [last name]
                      GRANT NUMBER:    [grant number]


        1. Grant of Option. Connetics Corporation, a Delaware corporation ("CONNETICS"), hereby grants to the Optionee (the "OPTIONEE") named in the attached Notice of Stock Option Grant (the "NOTICE"), an option (the "OPTION") to purchase a total number of shares of Common Stock (the "SHARES") set forth in the Notice, at the Exercise Price Per Share set forth in the Notice subject to the terms, definitions and provisions of Connetics' 2002 Non-Officer Employee Stock Plan (the "PLAN") adopted by Connetics, which is incorporated into this Agreement by reference. Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings as applied to this Option.

        2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the provisions of Section 9 of the Plan as follows:

           (i) Right to Exercise.

               (a) This Option may not be exercised for a fraction of a share.

               (b) In the event of Optionee's death or disability, or other termination of Optionee's consulting relationship or employment ("CONTINUOUS STATUS"), the exercisability of the Option is governed by SECTIONS 5, 6 and 7 below, subject to the limitation contained in SUBSECTION 2(i)(c).

               (c) In no event may this Option be exercised after the date of expiration of the Term of this Option as set forth in the Notice.

           (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of shares of Common Stock in respect of which the Option is being exercised (the "Shares Exercised"), and such other representations and agreements as to the Optionee's investment intent with respect to such Shares Exercised as may be required by Connetics pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary or Assistant Secretary of Connetics. The written notice shall be accompanied by payment in the amount of the Shares Exercised times the Exercise Price Per Share (the "EXERCISE PRICE"). Exercise of this Option shall be deemed to be effective (the "EFFECTIVE DATE") upon receipt by Connetics of such written notice accompanied by the Exercise Price. No stock certificate will be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, the Shares Exercised shall be considered for income tax purposes to have been issued to the Optionee on the Effective Date on which the Option was exercised with respect to those Shares.

        3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of one or more of the following, at the Optionee's election:

           (a) cash; or

           (b) check; or

           (c) surrender of other shares of Connetics Common Stock which (A) in the case of Shares acquired pursuant to the exercise of a Connetics option, the Optionee has owned for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the Exercise Price; or

           (d) delivery of a properly executed exercise notice together with such other documentation as the Administrator of the Plan and any broker assisting in such exercise, if applicable, shall require to effect an exercise of the Option and delivery to Connetics of the sale or loan proceeds required to pay the exercise price.

        4. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("REGULATION G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, Connetics may require Optionee to make any representation and warranty to Connetics as may be required by any applicable law or regulation.

        5. Termination of Relationship. In the event of termination of Optionee's Continuous Status, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

        6. Disability of Optionee.

           (a) Notwithstanding the provisions of SECTION 5 above, in the event of termination of Optionee's Continuous Status as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the Expiration Date of the Term of such Option as set forth in Section 9 below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at such date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

           (b) In the event of termination of an Optionee's Continuous Status as a result of a disability which does not fall within the meaning of total and permanent disability (as set forth in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of such termination (but in no event later than the Expiration Date of the Term of such Option as set forth in SECTION 9 below), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at such date of termination, or if Optionee does not exercise such Option to the extent so entitled within six months (6) from such date of termination, the Option shall terminate.

        7. Death of Optionee. In the event of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the Expiration Date of the Term of this Option as set forth in SECTION 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

        8. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        9. Term of Option. This Option may be exercised only within the Term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options granted to more than ten percent (10%) stockholders shall apply to this Option.

        10. Taxation Upon Exercise of Option.

            10.1. Optionee understands that, upon exercising a nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. If the Optionee is an employee, Connetics will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities, an amount equal to a percentage of this compensation income.

            10.2 The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option by one or some combination of the following methods:

            (a) by cash payment, or

            (b) out of Optionee's current compensation, or

            (c) if permitted by the Administrator, in its discretion, by surrendering to Connetics Shares which (a) in the case of Shares previously acquired from Connetics, have been owned by the Optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized; or

            (d) by electing to have Connetics withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE").

            10.3. If the Optionee is subject to Section 16 of the Exchange Act (an "INSIDER"), any surrender of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("RULE 16b-3") and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

            10.4. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

            (a) the election must be made on or prior to the applicable Tax
        Date;

            (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

            (c) all elections shall be subject to the consent or disapproval of the Administrator;

            (d) if the Optionee is an Insider, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

        11. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            (a) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, Connetics will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

            (b) Disposition of Shares. If Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.

        12. Entire Agreement. The Plan and Notice are incorporated into this Agreement by reference. This Agreement, the Plan and the Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of Connetics and Optionee with respect to the subject matter of this Agreement. This Agreement, the Plan and the Notice are governed by California law except for its or any other jurisdiction's body of law pertaining to choice of laws.

        13. Optionee's Acknowledgements.

            (a) Optionee represents that he or she is acquiring this option for his or her own account for investment purposes only and not with the view to or in connection with the resale or distribution of the option. Optionee further acknowledges that any transfer or sale of this option or any security under this agreement must be made in compliance with all applicable federal and state securities laws.

            (b) Optionee acknowledges and agrees that the vesting of shares pursuant to the option hereof is earned only by continuing consultancy or employment at the will of Connetics (not through the act of being hired, being granted this option or acquiring shares under this Agreement). Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated into this Agreement by reference, shall confer upon Optionee any right with respect to continuation of employment or consultancy by Connetics, nor shall it interfere in any way with his or her right or Connetics' right to terminate his or her employment or consultancy at any time, with or without cause.

            (c) Optionee acknowledges receipt of a copy of the Plan and represents that Optionee is familiar with the terms and provisions of the Plan. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.

        Optionee hereby accepts this Option subject to all of the terms and provisions of the Plan, and Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.



OPTIONEE                                 CONNETICS CORPORATION
                                         a Delaware Corporation



                                         By: ___________________________________
____________________________________         Thomas G. Wiggans
[first name] [middle] [last name]            President & Chief Executive Officer

____________________________________
Social Security or Tax I.D. No.

____________________________________
Date


                                     * * * *